Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS THIRD QUARTER 2020 EPS OF $1.12

SEATTLE, WASHINGTON - November 3, 2020, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced third quarter 2020 financial results including the following highlights compared to the same quarter of 2019:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 22% to $1.12
•	Net Earnings Attributable to Shareholders increased 19% to $191 million
•	Operating Income increased 22% to $252 million
•	Revenues increased 19% to $2.5 billion
•	Airfreight tonnage volume and ocean container volume both decreased 5%

“Volumes started to recover across most of our products during the quarter, even as the global effects of COVID-19 continued to impact our business worldwide,” said Jeffrey S. Musser, President and Chief Executive Officer. “Similar to Q2, the pandemic caused an increase in demand for certain goods at the same time that air capacity remained tight due to travel restrictions and the limited schedule of domestic and international passenger flights. This caused continued imbalances between carrier capacity and demand, principally on exports out of North Asia, which was the only market in which air volumes increased during the third quarter. To meet the urgent transportation needs that could not be fulfilled with scheduled capacity, we utilized charter capacity for certain customers, resulting in higher average buy and sell rates. While airfreight buy and sell rates were generally lower in our third quarter than the extremes we experienced in the second quarter, they remained historically elevated and highly unpredictable due to ongoing supply/demand imbalances. We would expect air pricing to remain volatile until passenger traffic starts to return in a meaningful way.

“While our ocean freight business has not been nearly as impacted by supply constraints, carriers remain disciplined and are carefully managing capacity even as volumes have increased from the lows we saw earlier in this pandemic. Across most of our products in the third quarter, we experienced a steady recovery in demand as shippers adjusted to an altered marketplace and disrupted supply chains.

“Despite the challenges, we continue to serve our customers at the highest level throughout our organization, whether working from remote locations or on-site at one of our many warehouses, where we are following very strict safety protocols. Thanks to the ongoing implementation of our business continuity plans and the adaptability of our people, all of our offices remain open, connected, and are functioning extremely well. Our network is strong, and our people remain steadfast and highly flexible.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “The effects of COVID-19 continued to impact volumes for all products, although not as significantly as in the prior sequential quarter. While we have experienced increased demand in many of our markets for a mix of products, capacity constraints in air, and to a lesser extent in ocean, have led to a continued buy/sell rate imbalance. While we remain uncertain about the pace, strength, or evenness of an economic recovery, we will continue to use our strong financial position to make important strategic investments that are necessary for our future growth, while continuing our focus on controlling costs and improving operational efficiencies. We appreciate the hard work of our District Managers and their leadership teams as they continue to execute at a high level, control operational expenses and limit the addition of headcount.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.

Third Quarter 2020 Earnings Release, November 3, 2020

Financial Highlights for the three and nine months ended September 30, 2020 and 2019 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended September 30,			Nine months ended September 30,
	2020	2019	% Change	2020	2019	% Change
Revenues	$2,464,797	$2,074,855	19%	$6,947,293	$6,130,485	13%
Directly related cost of transportation and other expenses[1]	$1,730,418	$1,400,499	24%	$4,848,187	$4,140,320	17%
Salaries and other operating expenses[2]	$482,434	$467,806	3%	$1,440,480	$1,403,813	3%
Operating income	$251,945	$206,550	22%	$658,626	$586,352	12%
Net earnings attributable to shareholders	$191,307	$160,221	19%	$497,520	$453,069	10%
Diluted earnings attributable to shareholders per share	$1.12	$0.92	22%	$2.92	$2.60	12%
Basic earnings attributable to shareholders per share	$1.14	$0.94	21%	$2.96	$2.65	12%
Diluted weighted average shares outstanding	170,735	173,483		170,539	174,463
Basic weighted average shares outstanding	168,310	170,415		167,942	171,084

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings

During the three months ended September 30, 2020, we did not repurchase any shares of common stock and during the nine months ended September 30, 2020, we repurchased 4.4 million shares of common stock at an average price of $71.41 per share. During the three and nine months ended September 30, 2019, we repurchased 0.9 million and 4.1 million shares of common stock at an average price of $69.51 and $72.60 per share, respectively.

	Employee Full-time Equivalents as of September 30,
	2020	2019
North America	6,666	6,861
Europe	3,361	3,427
North Asia	2,406	2,483
South Asia	1,643	1,674
Middle East, Africa and India	1,509	1,565
Latin America	800	860
Information Systems	975	939
Corporate	383	383
Total	17,743	18,192

	Third quarter year-over-year percentage (decrease) increase in:
2020	Airfreight kilos	Ocean freight FEU
July	(12)%	(13)%
August	(5)%	(5)%
September	2%	5%
Quarter	(5)%	(5)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on November 6, 2020 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties, including statements such as our expectations of continued volatility in air pricing. Actual results could differ materially because of factors such as: the timing until passenger traffic starts to return in a meaningful way; the impact on our ocean volumes; the pace, strength, or evenness of the of an economic recovery; our employees’ ability to continue to perform at a high level; airfreight buy and sell rates; our access to carrier capacity; our ability to keep our global offices open and operating; employee retention; employee health and safety; our ability to execute our business continuity plans; the strength of our financial position and our ability to continue to make investments in our strategic initiatives; our ability to remain a strong, healthy, unified and resilient organization; our ability to control costs and improve operational efficiencies; our ability to control operational expenses and limit the addition of headcount. The COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in “Item 1A. Risk Factors” of the Company’s most recent Quarterly Report on Form 10-Q. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2020	December 31, 2019
Assets:
Current Assets:
Cash and cash equivalents	$1,465,510	$1,230,491
Accounts receivable, less allowance for credit loss of $5,171 at September 30, 2020 and $11,143 at December 31, 2019	1,582,424	1,315,091
Deferred contract costs	232,351	131,783
Other	129,617	92,558
Total current assets	3,409,902	2,769,923
Property and equipment, less accumulated depreciation and amortization of $510,103 at September 30, 2020 and $478,906 at December 31, 2019	499,189	499,344
Operating lease right-of-use assets	422,002	390,035
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	3,130	8,034
Other assets, net	16,404	16,621
Total assets	$4,358,554	$3,691,884
Liabilities:
Current Liabilities:
Accounts payable	$888,761	$735,695
Accrued expenses, primarily salaries and related costs	236,826	189,446
Contract liabilities	267,266	154,183
Current portion of operating lease liabilities	70,755	65,367
Federal, state and foreign income taxes	33,100	23,627
Total current liabilities	1,496,708	1,168,318
Noncurrent portion of operating lease liabilities	357,373	326,347
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 169,231 shares at September 30, 2020 and 169,622 shares at December 31, 2019	1,692	1,696
Additional paid-in capital	145,924	3,203
Retained earnings	2,489,694	2,321,316
Accumulated other comprehensive loss	(135,281)	(131,187)
Total shareholders’ equity	2,502,029	2,195,028
Noncontrolling interest	2,444	2,191
Total equity	2,504,473	2,197,219
Total liabilities and equity	$4,358,554	$3,691,884

03-November-2020	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenues:
Airfreight services	$1,093,550	$715,450	$3,237,179	$2,171,928
Ocean freight and ocean services	612,858	585,374	1,597,997	1,697,824
Customs brokerage and other services	758,389	774,031	2,112,117	2,260,733
Total revenues	2,464,797	2,074,855	6,947,293	6,130,485
Operating Expenses:
Airfreight services	833,689	522,868	2,450,931	1,574,717
Ocean freight and ocean services	455,072	424,215	1,185,154	1,234,845
Customs brokerage and other services	441,657	453,416	1,212,102	1,330,758
Salaries and related	373,613	356,331	1,110,760	1,069,592
Rent and occupancy	42,484	41,987	126,383	124,407
Depreciation and amortization	15,851	12,386	42,620	38,456
Selling and promotion	2,945	10,133	14,301	32,852
Other	47,541	46,969	146,416	138,506
Total operating expenses	2,212,852	1,868,305	6,288,667	5,544,133
Operating income	251,945	206,550	658,626	586,352
Other Income (Expense):
Interest income	1,504	5,501	8,870	18,123
Other, net	980	1,895	5,161	5,822
Other income, net	2,484	7,396	14,031	23,945
Earnings before income taxes	254,429	213,946	672,657	610,297
Income tax expense	62,710	53,319	173,968	156,029
Net earnings	191,719	160,627	498,689	454,268
Less net earnings attributable to the noncontrolling interest	412	406	1,169	1,199
Net earnings attributable to shareholders	$191,307	$160,221	$497,520	$453,069
Diluted earnings attributable to shareholders per share	$1.12	$0.92	$2.92	$2.60
Basic earnings attributable to shareholders per share	$1.14	$0.94	$2.96	$2.65
Weighted average diluted shares outstanding	170,735	173,483	170,539	174,463
Weighted average basic shares outstanding	168,310	170,415	167,942	171,084

03-November-2020	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Operating Activities:
Net earnings	$191,719	$160,627	$498,689	$454,268
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	398	757	4,607	453
Deferred income tax (benefit) expense	(1,276)	(5,822)	2,872	(17)
Stock compensation expense	12,297	12,155	45,091	49,361
Depreciation and amortization	15,851	12,386	42,620	38,456
Other, net	2,919	652	3,470	812
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(106,065)	43,885	(274,440)	246,175
Increase (decrease) in accounts payable and accrued expenses	94,263	(58,816)	201,940	(141,199)
(Increase) decrease in deferred contract costs	(81,486)	10,301	(99,887)	28,550
Increase (decrease) in contract liabilities	91,638	(13,211)	112,244	(36,933)
(Decrease) in income taxes payable, net	(41,286)	(671)	(10,644)	(33,284)
(Increase) decrease in other, net	(17,373)	(744)	(13,242)	47
Net cash from operating activities	161,599	161,499	513,320	606,689
Investing Activities:
Purchase of property and equipment	(9,178)	(15,521)	(37,419)	(37,943)
Other, net	1,174	232	963	1,525
Net cash from investing activities	(8,004)	(15,289)	(36,456)	(36,418)
Financing Activities:
Proceeds from issuance of common stock	121,430	60,713	174,016	120,190
Repurchases of common stock	—	(61,999)	(314,225)	(296,922)
Dividends paid	—	—	(86,815)	(85,184)
Payments for taxes related to net share settlement of equity awards	—	—	(10,566)	(6,674)
Net cash from financing activities	121,430	(1,286)	(237,590)	(268,590)
Effect of exchange rate changes on cash and cash equivalents	10,030	(11,604)	(4,255)	(9,446)
Change in cash and cash equivalents	285,055	133,320	235,019	292,235
Cash and cash equivalents at beginning of period	1,180,455	1,082,650	1,230,491	923,735
Cash and cash equivalents at end of period	$1,465,510	$1,215,970	$1,465,510	$1,215,970
Taxes Paid:
Income taxes	$106,434	$61,201	$180,242	$196,169

03-November-2020	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended September 30, 2020:
Revenues[1]	$686,245	78,129	39,193	883,104	267,228	378,048	133,765	(915)	2,464,797
Directly related cost of transportation and other expenses[2]	$379,588	44,911	23,361	720,807	200,334	261,325	100,619	(527)	1,730,418
Salaries and other operating expenses[3]	$197,749	25,325	12,359	81,876	39,926	96,658	28,925	(384)	482,434
Operating income	$108,908	7,893	3,473	80,421	26,968	20,065	4,221	(4)	251,945
Identifiable assets at period end	$2,336,071	163,943	76,173	689,525	231,771	642,124	228,423	(9,476)	4,358,554
Capital expenditures	$4,703	483	180	1,075	665	1,780	292	—	9,178
Equity	$1,791,658	77,915	31,324	246,557	97,564	185,352	110,714	(36,611)	2,504,473
For the three months ended September 30, 2019:
Revenues[1]	$692,229	88,088	38,341	624,351	196,569	320,769	115,397	(889)	2,074,855
Directly related cost of transportation and other expenses[2]	$389,254	51,420	22,990	489,195	145,345	221,149	81,592	(446)	1,400,499
Salaries and other operating expenses[3]	$210,767	25,731	14,547	70,410	32,482	86,156	28,151	(438)	467,806
Operating income	$92,208	10,937	804	64,746	18,742	13,464	5,654	(5)	206,550
Identifiable assets at period end	$2,059,345	128,336	72,029	489,322	164,976	563,289	226,657	2,499	3,706,453
Capital expenditures	$7,644	513	833	523	631	5,119	258	—	15,521
Equity	$1,578,682	60,526	27,217	216,061	77,733	169,450	111,355	(31,737)	2,209,287

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the nine months ended September 30, 2020:
Revenues[1]	$1,975,883	234,274	114,636	2,538,117	660,583	1,086,118	340,415	(2,733)	6,947,293
Directly related cost of transportation and other expenses[2]	$1,108,173	132,250	69,827	2,054,023	481,971	754,863	248,503	(1,423)	4,848,187
Salaries and other operating expenses[3]	$631,396	74,320	36,220	236,480	109,018	274,269	80,063	(1,286)	1,440,480
Operating income	$236,314	27,704	8,589	247,614	69,594	56,986	11,849	(24)	658,626
Identifiable assets at period end	$2,336,071	163,943	76,173	689,525	231,771	642,124	228,423	(9,476)	4,358,554
Capital expenditures	$28,276	1,692	498	1,785	1,035	3,418	715	—	37,419
Equity	$1,791,658	77,915	31,324	246,557	97,564	185,352	110,714	(36,611)	2,504,473
For the nine months ended September 30, 2019:
Revenues[1]	$2,033,088	265,035	111,277	1,879,155	555,128	952,790	336,383	(2,371)	6,130,485
Directly related cost of transportation and other expenses[2]	$1,142,701	157,997	64,149	1,475,395	407,642	657,720	236,184	(1,468)	4,140,320
Salaries and other operating expenses[3]	$636,243	76,283	41,342	208,781	97,324	258,339	86,385	(884)	1,403,813
Operating income	$254,144	30,755	5,786	194,979	50,162	36,731	13,814	(19)	586,352
Identifiable assets at period end	$2,059,345	128,336	72,029	489,322	164,976	563,289	226,657	2,499	3,706,453
Capital expenditures	$23,544	1,509	1,071	1,167	1,235	8,015	1,402	—	37,943
Equity	$1,578,682	60,526	27,217	216,061	77,733	169,450	111,355	(31,737)	2,209,287

1Beginning in the second quarter of 2019, the Company revised its process to record the transfer, between its geographic operating segments, of revenues and the directly related cost of transportation and other expenses for freight service transactions between Company origin and destination locations. This change better aligns revenue reporting with the location where the services are performed, as well as the transactional reporting being developed as part of the Company’s new accounting systems and processes. The change in presentation had nine months ended September 30, 2019, segment revenues have not been revised.

2Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

3Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

The Company’s consolidated financial results in the nine months ended September 30, 2020 was significantly impacted by the effects of the global pandemic and are expected to be further impacted in the remainder of 2020. The impact is affecting the Company’s geographical segments unevenly.

03-November-2020	Expeditors International of Washington, Inc.	Page 6 of 7

In the second and third quarter of 2020, North Asia experienced significant increases in airfreight services revenues and directly related expenses primarily as a result of demand for time-sensitive delivery of technology equipment and medical equipment and supplies from China, which combined with reductions in airfreight supply resulted in significantly higher rates. In the third quarter 2020 and 2019, the People's Republic of China, including Hong Kong, represented 30% and 26%, respectively, of the Company’s total revenues and 26% of the Company’s total operating income in both periods.

This is in contrast with slower activity in North Asia in the first quarter of 2020 as the global pandemic resulted in temporary closures and limited operations from the Company’s China offices and shipments that were rerouted or delayed by customers and service providers taking their own precautionary measures. In the nine months ended September 30, 2020 and 2019, the People's Republic of China, including Hong Kong, represented 31% and 26%, respectively, of the Company’s total revenues and 30% and 27%, respectively, of the Company’s total operating income.

03-November-2020	Expeditors International of Washington, Inc.	Page 7 of 7